Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Marvin R. Banks, Jr.
Chief Financial Officer
Gables Residential Trust
770-438-5501

ING CLARION PARTNERSHIP TO ACQUIRE GABLES FOR CASH

AMSTERDAM; BOCA RATON, FL;– June 7, 2005 – Gables Residential Trust (NYSE: GBP) (“Gables” or the “Company”) and a private equity partnership sponsored by ING Clarion Partners (“ING Clarion”), a wholly-owned subsidiary of ING Groep, NV of the Netherlands (“ING”), announced today that a partnership managed by ING Clarion has entered into a definitive agreement to acquire the Company. The transaction represents the largest public to private REIT transaction in the multifamily sector.

Under the terms of the agreement, the ING Clarion partnership will acquire all of Gables’ common stock for $43.50 per share in cash.  The per share purchase price represents a 14% premium over Gables closing share price on June 6, 2005, and an 18% premium over the prior 10 day average share price.  The total consideration is approximately $2.8 billion, which includes the assumption and refinancing of approximately $1.2 billion of the Company’s outstanding debt and the Company’s outstanding Series C-1, Series D and Series Z preferred shares, which have a liquidation preference of approximately $120 million.

Completion of the transaction, which is expected to occur by the end of the third quarter of 2005, is subject to approval by the Company’s common shareholders and certain other customary closing conditions.  The transaction has been unanimously approved by the Company’s Board of Trustees, which will recommend that the common shareholders approve the transaction.  Gables will continue to pay regular monthly dividends at an annualized rate of $2.41 per share through the closing of the transaction, including a pro rated dividend for the month in which the transaction closes.

Holders of limited partnership interests in the Company’s operating partnership will be given the choice of either receiving $43.50 in cash or participating through a limited partnership interest in an affiliate of the buyer.

“The quality of our organization and assets is evident in ING Clarion’s valuation.  We believe that this transaction represents a compelling value for our shareholders,” noted Chris Wheeler, Executive Chairman.

“The transaction with ING Clarion demonstrates the intrinsic value of our associates and their ability to generate returns for our investors,” said David Fitch, CEO.  “This is great for both our shareholders and associates, allowing us to continue to execute our real estate strategy on a go-forward basis in a private setting.”

ING Clarion, the managing partner of the new partnership, will provide strategic oversight, fund governance and portfolio management skills to capture the benefits afforded by the private sector. These benefits are anticipated to include operating more opportunistically and with higher leverage, increasing development activities, entering new markets, and eliminating public company costs.

The transaction is being financed by $400 million of equity provided by ING with the balance of the debt and equity capital arranged by Lehman Brothers Inc. and its affiliates (“Lehman Brothers”).

ING Clarion is a U.S. real estate investment firm with approximately $22 billion under management, including a multifamily portfolio of approximately 10,000 apartments.  ING Clarion is a wholly owned subsidiary of ING Real Estate, a global real estate investment firm with $69 billion of assets under management, making it one the largest in the world.  ING Real Estate is owned by ING, a global financial services firm specializing in insurance, banking and asset management.

Wachovia Securities acted as financial advisor to Gables and Goodwin Procter LLP provided legal advice.  Lehman Brothers Inc. acted as financial advisor to ING Clarion.  King & Spalding LLP provided legal counsel to ING Clarion and Hogan & Hartson LLP, Weil Gotshal & Manges LLP, and Cadwalader, Wickersham & Taft provided legal counsel to Lehman Brothers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release, including the Supplements, contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe,” “anticipate,” “estimate,” “project,” “should,” “expect,” “plan,” “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.

Forward-looking statements in this release include, without limitation, statements relating to the anticipated closing date of the transaction, the Company’s ability to generate attractive returns, and the possibility that any of the conditions to closing, including those outside the Company’s control, will be satisfied.   Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties. Should one or more of these risks or uncertainties materialize, or should the Company’s assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied in the forward-looking statements. Factors that may cause such a variance include, among others: local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company’s current and proposed markets; the uncertainties associated with the Company’s current real estate development, including actual costs exceeding the Company’s budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell assets on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company’s accounting and other policies; and additional factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any responsibility to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or otherwise.

About Gables

With a mission of Taking Care of the Way People Live(R), Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company’s strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods(TM) (“EPN’s”), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN(TM) locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 41,750 apartment homes in 162 communities.  The Company owns or has an interest in 84 communities it owns with 21,163 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Washington, D.C. and San Diego/Inland Empire and has an additional 11 communities with 2,673 apartment homes under development or lease-up.

For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables’ website at www.gables.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Gables with and into a wholly owned subsidiary of ING Clarion and Lehman Brothers, Gables intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement.  INVESTORS AND SECURITY HOLDERS OF GABLES ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GABLES, ING CLARION, LEHMAN BROTHERS AND THE MERGER.  The proxy statement and other relevant materials (when they become available) and any other documents filed by Gables with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gables by contacting Gables Investor Relations at (800) 371-2819 or accessing Gables’ investor relations website.  Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Gables, ING Clarion, Lehman Brothers and their respective executive officers, trust managers and directors may be deemed to be participating in the solicitation of proxies from the security holders of Gables in connection with the merger.  Information about the executive officers and trust managers of Gables and the number of Gables common shares beneficially owned by such persons is set forth in the proxy statement for Gables’ 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2005.  Also disclosed in the proxy statement for Gables’ 2005 Annual Meeting of Stockholders is the number of Gables common shares beneficially owned by certain affiliates of ING Clarion.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Gables, ING Clarion, Lehman Brothers and their respective executive officers, trust managers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.